As filed with the Securities and Exchange Commission on _________, 1996
                                                     Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------
                          Electronics for Imaging, Inc.
             (Exact name of registrant as specified in its charter)

                            -----------------------
        Delaware                                        94-3086355
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            -----------------------
                                2855 Campus Drive
                           San Mateo, California 94403
                                 (415) 286-8600

          (Address and telephone number of principal executive offices)

                            -----------------------

                                 1990 Stock Plan
                            (Full title of the plan)

                                    Dan Avida
                      President and Chief Executive Officer
                                2855 Campus Drive
                           San Mateo, California 94403
                                 (415) 286-8600

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -----------------------
                                   Copies to:
                                Andrei M. Manoliu

                     Cooley Godward Castro Huddleson & Tatum
                              Five Palo Alto Square
                               3000 El Camino Real
                        Palo Alto, California 94306-2155
                                 (415) 843-5000

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                Proposed Maximum           Proposed Maximum
Title of Securities to be    Amount to be   Offering Price Per Share   Aggregate Offering Price   Amount of Registration
       Registered             Registered              (1)                        (1)                        Fee
- --------------------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock (par
value $.01)                     950,000               $63.75                 $60,562,500                $20,883.62
==========================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on September 3, 1996 ($63.75) as reported on The Nasdaq National Market.

                                                         Exhibit Index at Page 2

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Electronics for Imaging, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration
Statement:

         (a) The Registrant's latest Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock which is contained in a registration statement filed with the SEC under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

         Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 (the "Securities Act"). The Company's Amended and Restated Certificate of Incorporation requires the Company to indemnify its directors and officers to the extent permitted by Delaware law. The Company's Amended and Restated Bylaws require the Company to indemnify its directors, officers, employees and agents, to the extent permitted by Delaware law as in effect on the date the Bylaws were adopted. The Bylaws also permit the Company to advance expenses incurred in defending civil or criminal actions, suits or proceedings, as authorized by the Board of Directors upon receipt of an undertaking by the advanced party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

         The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions that may in some respects be broader than the specific indemnification provisions contained in Delaware law.

                       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

                                    EXHIBITS

Exhibit
Number

4.1      1990 Stock Plan.

4.2 Form of Stock Option Agreement for use in connection with the 1990 Stock Plan.

5.1      Opinion of Cooley Godward Castro Huddleson & Tatum.

23.1     Consent of Price Waterhouse LLP.

23.2     Consent of Cooley  Godward  Castro  Huddleson & Tatum is  contained  in
         Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney is contained on pages 4 and 5 of this Registration Statement.

- ----------------





                                  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                  a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          i. To  include  any  prospectus  required  by  Section
10(a)(3) of the Securities Act;

                         ii. To  reflect in the  prospectus  any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference herein.

                  b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on September 6, 1996.

                                          ELECTRONICS FOR IMAGING, INC.

                                          By:  /s/ Dan Avida
                                             --------------------------

                                          Title  President and CEO
                                                -----------------------

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan Avida and David Warner, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                              Date

/s/    Dan Avida           President and Chief Executive       September 6, 1996
- -------------------------  Officer
      (Dan Avida)          (Principal Executive Officer)


/s/   David Warner         Vice President, Finance             September 6, 1996
- -------------------------  (Principal Financial and
     (David Warner)        Accounting Officer)


/s/    Gill Cogan          Director                            September 6, 1996
- -------------------------
      (Gill Cogan)


/s/    Dan Maydan          Director                            September 6, 1996
- -------------------------
      (Dan Maydan)


/s/  Jean-Louis Gassee     Director                            September 6, 1996
- -------------------------
    (Jean-Louis Gassee)


/s/  Thomas Unterberg      Director                            September 6, 1996
- -------------------------
    (Thomas Unterberg)


/s/    Efraim Arazi        Chairman of the Board               September 6, 1996
- -------------------------
      (Efraim Arazi)


                                 EXHIBITS INDEX

Exhibit
Number                                      Description                                      Sequential Page Number
 4.1        1990 Stock Plan

 4.2 Form of Stock Option Agreement for use in connection with the 1990 Stock Plan.

 5.2        Form of Stock Option Agreement for use in connection with the 1990
            Stock Plan

 5.1        Opinion of Cooley Godward Castro Huddleson & Tatum

23.1        Consent of Price Waterhouse LLP

23.2        Consent of Cooley Godward Castro Huddleson & Tatum is contained in
            Exhibit 5.1 to this Registration Statement

24.1        Power of Attorney is contained on pages 4 and 5 of this Registration
            Statement.
